                                                                     Exhibit 1.1

                                 [       Shares]

                                EQUITY GOLD TRUST

                             DISTRIBUTION AGREEMENT

_________ __, 2003

                             DISTRIBUTION AGREEMENT

                                                                          , 2003

UBS Warburg LLC
299 Park Avenue
New York, New York  10171-0026

Ladies and Gentlemen:

         World Gold Trust Services, LLC, a Delaware limited liability company
(the "Sponsor"), proposes to sponsor the formation of a trust, known as "Equity
Gold Trust" (the "Trust") pursuant to the laws of the State of New York. The
Trustee will issue to UBS Warburg LLC, a Delaware limited liability company
("UBS Warburg"), an aggregate of ___________ units of fractional undivided beneficial interest in and ownership of the Trust (the "Shares") upon the deposit of gold bullion by UBS Warburg with HSBC Bank USA as custodian of the
Trust in an aggregate amount of [ ] ounces of gold bullion, (equal to [ ]
Baskets as described in the Prospectus, the "Initial Deposit"). The Shares are
described in the Prospectus which is referred to below.

         The Sponsor has filed, in accordance with the provisions of the
Securities Act of 1933, as amended, and the rules and regulations thereunder
(collectively, the "Act"), with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-1 (Registration No. ____)
including a prospectus, relating to the Shares. The Sponsor has furnished to you, for use by UBS Warburg, copies of one or more preliminary prospectuses
(constituting a part of the Registration Statement, each such preliminary prospectus being herein called a "Preliminary Prospectus") relating to the
Shares and the other shares registered thereby. Except where the context otherwise requires, the registration statement, as amended when it became or becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the
Commission pursuant to Rule 424(b) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement," and the prospectus, in the form filed by the Sponsor on behalf of the Trust with the Commission on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus." As used herein, "business day" shall mean a day on which the NYSE is open for trading.

         The Sponsor, on its own behalf and in its capacity as sponsor of the
Trust, and UBS Warburg agree as follows:

     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Trust agrees to issue and sell to UBS Warburg and UBS Warburg agrees to purchase from the Trust the number of Shares set forth above at a purchase price equal to the Initial
Deposit. The Sponsor and the Trust are advised by UBS Warburg that UBS Warburg intends to make a public offering of its Shares as soon after the effective date of the Registration Statement, and on such terms, as in its judgment is advisable.

         In connection with its purchase of the Shares as provided in this
Agreement, the Sponsor agrees to pay UBS Warburg a fee of $_________ at the time of purchase (as defined below).

     2. Payment and Delivery. Pursuant to the Trust Indenture of Equity Gold
Trust between the Sponsor and HSBC Bank USA, as trustee (the "Trust Indenture"), dated the date hereof, delivery of the

Initial Deposit shall be made to the account of the Trust, against delivery of the certificates for the Shares to UBS Warburg through the facilities of The
Depository Trust Company ("DTC") for the account of UBS Warburg. The Initial
Deposit shall be made at [ ], New York City time, on _______________, 2003
(unless another time shall be agreed to by UBS Warburg and the Sponsor). The time of such payment and delivery is hereinafter sometimes called "the time of purchase." Electronic transfer of the Shares shall be made to UBS Warburg at the time of purchase in such names and in such denominations as it shall specify.

         Deliveries of the documents described in Section 6 hereof with respect to the purchase of Shares shall be made at the offices of Capital Printing
Systems, Two Grand Central Tower, 140 East 45th Street, New York, New York
10017, at [ ], New York City time, on the date of the closing.

     3. Representations and Warranties of the Sponsor. The Sponsor, on its own
behalf and in its capacity as sponsor of the Trust, represents and warrants to and agrees with UBS Warburg that:

          (a) at the time of purchase, the Registration Statement shall have become effective and no stop order of the Commission with respect thereto shall have been issued and no proceedings for such purpose shall have been instituted or, to the Sponsor's knowledge after due inquiry, will then be contemplated by the Commission; each Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and the last Prospectus distributed in connection with the offering of the
     Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated
     therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration
     Statement complies and will comply when it becomes effective and at the time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed;
     the conditions to the use of Form S-1 have been satisfied; the Registration
     Statement does not and will not when it becomes effective and at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the
     Sponsor makes no warranty or representation with respect to any statement contained in any Preliminary Prospectus, the Registration Statement or any
     Prospectus in reliance upon and in conformity with information concerning
     UBS Warburg and furnished in writing by or on behalf of UBS Warburg to the
     Sponsor expressly for use in the Registration Statement or such Prospectus;
     and the Sponsor and the Trust have not distributed and will not distribute any offering material in connection with the offering or creation of the
     Shares other than the Registration Statement or the then most recent
     Prospectus;

          (b) [as of the time of purchase,] the statement of financial position is as set forth in the section of the Registration Statement and the Prospectus entitled ["Statement of Financial Condition"];

          (c) as of the time of purchase, the Trust has been duly formed and is validly existing as an investment trust under the laws of the State of New
     York, as described in the Registration

                                      -2-

     Statement and the Prospectus, and has all power and authority to issue and deliver the Shares as contemplated herein and to execute and deliver this
     Agreement;

          (d) the Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of
     Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus;

          (e) the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;
     and the Trust is not required to so qualify in any jurisdiction;

          (f) complete and correct copies of the Trust Indenture, and any and all amendments thereto, have been delivered to UBS Warburg, and no changes thereto have been made subsequent to the date hereof and prior to the time of purchase;

          (g) at the time of purchase, the Shares will have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

          (h) at the time of purchase, the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Shares will not be subject to personal liability by reason of being such holders;

          (i) this Agreement has been duly authorized, executed and delivered by the Sponsor;

          (j) neither the Sponsor nor the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor or the Trust is a party or by which either of them or any of their properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the amended and restated limited liability company agreement of the Sponsor or the
     Trust Indenture, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor or the Trust is a party or by which either of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the
     Sponsor or the Trust;

          (k) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Sponsor and the
     Trust of the transactions contemplated hereby other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under

                                      -3-

     the securities or blue sky laws of the various jurisdictions in which the
     Shares are being offered by UBS Warburg or under the rules and regulations of the National Association of Securities Dealers (the "NASD");

          (l) except as set forth in the Registration Statement and the
     Prospectus [, or as disclosed in writing to UBS Warburg prior to the date hereof,] (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares or other equity interests of the Trust, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Trust in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration
     Statement or the sale of the Shares as contemplated thereby or otherwise;
     no person has the right, contractual or otherwise, to cause the Sponsor on behalf of the Trust to register under the Act any other equity interests of the Trust, or to include any such shares or interests in the Registration
     Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the
     Shares as contemplated thereby or otherwise;

          (m) each of the Sponsor and the Trust has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Sponsor nor the Trust is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Sponsor or the Trust;

          (n) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration
     Statement or the Prospectus or to be filed as exhibits to the Registration
     Statement have been so described or filed as required;

          (o) except as set forth in the Registration Statement and the
     Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Sponsor's knowledge after due inquiry, contemplated to which the Sponsor or the Trust, or (to the extent that is or could be material in the context of the offering and sale of the
     Shares) any of their respective directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

          (p) [Deloitte & Touche LLP, whose report on the audited financial statements of the Trust is filed with the Commission as part of the
     Registration Statement and the Prospectus, are independent public accountants as required by the Act;]

          (q) the audited financial statement included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Trust as of the date indicated and has been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Trust does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the
     Prospectus;

                                      -4-

          (r) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been
     (i) any material adverse change, or any development involving a prospective material adverse change affecting the Sponsor or the Trust, (ii) any transaction which is material to the Sponsor or the Trust taken as a whole,
     (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Sponsor or the Trust, which is material to the Trust, (iv) any change in the Shares or outstanding indebtedness of the
     Sponsor or the Trust or (v) any dividend or distribution of any kind declared, paid or made on the Shares;

          (s) the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity
     "controlled" by an "investment company," as such terms are defined in the
     Investment Company Act of 1940, as amended (the "Investment Company Act");

          (t) except as set forth in the Registration Statement and the
     Prospectus, the Sponsor and the Trust own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, (collectively, "Intellectual Property"); (i) there are no third parties who have or, to the Sponsor's or the Trust's knowledge after due inquiry, will be able to establish rights to any Intellectual
     Property, except for the ownership rights of the owners of the Intellectual
     Property which is licensed to the Sponsor or the Trust; (ii) there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Sponsor's or the Trust's rights in or to any Intellectual
     Property, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Sponsor and the
     Trust are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Sponsor or the Trust infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (vi)
     there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual
     Property; [and (vii) there is no prior art that may render any patent application owned by the Sponsor or the Trust of the Intellectual Property
     unpatentable that has not been disclosed to the U.S. Patent and Trademark
     Office];

          (u) all tax returns required to be filed by the Sponsor have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and the Trust is not subject to any such filing or payment obligations;

          (v) neither the Sponsor nor the Trust have sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Sponsor or the Trust or, to the Sponsor's or the
     Trust's knowledge, any other party to any such contract or agreement;

                                      -5-

          [(w) the Sponsor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) access to assets is permitted only in accordance with management's general or specific authorization;]

          (x) [on behalf of the Trust, the Sponsor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act of 1934 (the "Exchange Act"), giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder)); such disclosure controls and procedures are designed to ensure that material information relating to the Trust, is made known to the Sponsor, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Trust, the Sponsor has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Trust's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Trust's internal controls; any material weaknesses in internal controls have been identified for the Trust's auditors;] [SUBJECT TO DISCUSSION WITH SEC
     STAFF]

          (aa) any statistical and market-related data included in the
     Registration Statement and the Prospectus are based on or derived from sources that the Sponsor believes to be reliable and accurate, and the
     Sponsor has obtained the written consent to the use of such data from such sources to the extent required;

          (bb) neither the Sponsor, nor the Trust, nor any of the Sponsor's directors, members, officers, affiliates or controlling persons (but excluding the members of the World Gold Council and their controlling persons) has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Trust to facilitate the sale or resale of the Shares; and

          (cc) to the Sponsor's knowledge after due inquiry, [except as disclosed in writing to UBS prior to the date hereof,] there are no affiliations or associations between any member of the NASD and any of the
     Sponsor's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus. [CONFIRM
     CONCEPT OF NASD]

          In addition, any certificate signed by any officer of the Sponsor and delivered to UBS Warburg or counsel for UBS Warburg in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Sponsor, as the case may be, as to matters covered thereby, to UBS Warburg.

     4. Certain Covenants of the Sponsor. The Sponsor, on its own behalf and in its capacity as sponsor of the Trust, agrees:

          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as UBS Warburg may reasonably designate and to maintain such qualifications in effect so long as UBS
     Warburg may request for the distribution of the Shares not to exceed 90 days; provided that the Trust shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the

                                      -6-

     offering and sale of the Shares); and to promptly advise UBS Warburg of the receipt by the Sponsor or the Trust of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (b) to make available to UBS Warburg, as soon as practicable after the
     Registration Statement becomes effective, and thereafter from time to time to furnish to UBS Warburg, as many copies of the Prospectus (or of the
     Prospectus as amended or supplemented if the Sponsor or the Trust shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as UBS Warburg may request for the purposes contemplated by the Act; in case UBS Warburg is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Trust will prepare, at its expense, promptly upon request such amendment or amendments to the
     Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

          (c) the Sponsor and the Trust will endeavor to cause the
     Registration Statement to become effective (i) on the next business day following the date hereof and (ii) on or before the time of purchase and the Sponsor will advise UBS Warburg promptly and, if requested by UBS
     Warburg, will confirm such advice in writing when the Registration
     Statement and any post-effective amendment thereto has become effective, and (iii) upon receipt of request from UBS Warburg therefor, to file a post-effective amendment removing any reference to UBS Warburg thereunder;

          (d) to advise UBS Warburg promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the
     Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration
     Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise
     UBS Warburg promptly of any proposal to amend or supplement the
     Registration Statement or the Prospectus and to provide UBS Warburg and UBS
     Warburg's counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which UBS Warburg shall object in writing;

          (e) subject to Section 4(d) hereof, to file promptly all reports and any information statement required to be filed by the Trust with the
     Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to provide UBS Warburg with a copy of such reports and statements and other documents to be filed by the Trust pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period within a reasonable amount of time prior to any proposed filing, and to promptly notify UBS Warburg of such filing;

          (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

          (g) to advise UBS Warburg promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to

                                      -7-

     make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section
     4(d) hereof, to prepare and furnish, at the Sponsor's expense, to UBS
     Warburg promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

          (h) [to make generally available to its shareholders, and to deliver to UBS Warburg, an [earnings statement] of the Trust (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than ,
     2004;] [SUBJECT TO DISCUSSIONS WITH SEC STAFF]

          (i) [to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flow of each of the
     Trust and the Sponsor for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);] [SUBJECT TO DISCUSSIONS WITH SEC STAFF]

          (j) to furnish to UBS Warburg two copies of the Registration
     Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto);

          (k) [to furnish to UBS Warburg promptly for a period of one year from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Trust shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms
     [10-K, 10-Q and 8-K], or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Trust is listed, and (iv) such other information as UBS Warburg may reasonably request regarding the Trust;] [SUBJECT TO DISCUSSIONS WITH SEC STAFF]

          (l) to pay all costs, expenses, fees and taxes in connection with (i)
     the preparation and filing of the Registration Statement, each Preliminary
     Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to UBS Warburg
     (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the
     Shares to UBS Warburg, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents
     (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to UBS Warburg and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for UBS Warburg) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to UBS
     Warburg, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to UBS Warburg, (vii) the fees and disbursements of the Custodian (as defined in the Trust Indenture), transfer agent or registrar for the Shares, (viii) the costs and expenses of the Trust relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and UBS Warburg's sales forces, including, without limitation, expenses associated with the

                                      -8-

     production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Sponsor or the
     Trust and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Sponsor's other obligations hereunder;

          (m) to use its best efforts to cause the Shares to be listed on the
     NYSE; and

          (n) to maintain a Custodian (as defined in the Trust Indenture) and an orderly procedure for the transfer and register of the Shares.

     5. Reimbursement of Underwriter's Expenses. The Sponsor shall, in addition to paying the amounts described in Section 4(l) hereof, reimburse UBS Warburg for all of its out-of-pocket expenses, including the fees and disbursements of its counsel, up to $[ ].

     6. Conditions of UBS Warburg's Obligations. The obligations of UBS Warburg hereunder are subject to the accuracy of the representations and warranties contained herein on the date hereof, at the time of purchase, and the performance by the Sponsor of its obligations hereunder and to the following additional conditions precedent:

          (a) The Sponsor shall furnish to UBS Warburg at the time of purchase an opinion of Carter Ledyard & Milburn LLP, counsel for the Sponsor, addressed to UBS Warburg, and dated the time of purchase and in form and substance satisfactory to Clifford Chance US LLP, counsel for UBS Warburg, stating that:

               (i) the Trust is validly existing as an investment trust under the laws of the State of New York, as described in the Registration
          Statement and the Prospectus, and has all power and authority to issue and deliver the Shares as contemplated herein and to execute and deliver this Agreement;

               (ii) the Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the
          State of Delaware, with full corporate power and authority to conduct its business as described in the Registration Statement and the
          Prospectus and to execute and deliver this Agreement;

               (iii) the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

               (iv) this Agreement has been duly authorized, executed and delivered by the Sponsor;

               (v) the Shares issuable hereunder, when issued in accordance with the terms hereof will have been duly authorized and validly issued and fully paid and non-assessable;

               (vi) the Shares conform to the description thereof contained in the Registration Statement and the Prospectus;

               (vii) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical information

                                      -9-

          contained therein, as to which such counsel need express no opinion)
          comply as to form in all material respects with the requirements of the Act;

               (viii) the Registration Statement has become effective under the
          Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

               (ix) no approval, authorization, consent or order of or filing with any federal, or New York State governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the
          Sponsor of the transactions contemplated hereby other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of any state or the laws of any jurisdictions outside the United States);

               (x) the execution, delivery and performance of this Agreement by the Sponsor, the issuance and delivery of the Shares by the Trust and the consummation by the Sponsor and the Trust of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the amended and restated limited liability company agreement of the Sponsor or the
          Trust Indenture, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument known to such counsel after reasonable (based on a certificate of an officer of the Sponsor)
          investigation to which the Sponsor or the Trust is a party or by which either of them or any of their respective properties may be bound or affected, or any federal, or New York State law, regulation or rule or any decree, judgment or order applicable to the Sponsor or the Trust and known to such counsel;

               (xi) to such counsel's knowledge, neither the Sponsor nor the
          Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or its respective constitutive documents, or any federal or New York State law, regulation or rule applicable to the Sponsor or the Trust;

               (xii) to such counsel's knowledge, there are no affiliate
          transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be
          filed as an exhibit to the Registration Statement which have not been so described or filed;

               (xiii) to such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, or threatened to which the Sponsor or the Trust is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the
          Prospectus but are not so described;

                                      -10-

               (xiv) [the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;]

               (xv) the information in the Registration Statement and the
          Prospectus under the headings ["Description of the Shares," "United
          States Federal Tax Consequences," "Description of the Trust Indenture"
          and "Description of the Custody Agreements"] insofar as such statements constitute a summary of documents or matters of law are accurate in all material respects and present fairly the information required to be shown].

                    In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the
Sponsor, representatives of the independent public accountants of the Trust and representatives of UBS Warburg at which the contents of the Registration
Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the
Prospectus (except as and to the extent stated in subparagraphs (vi) and (xv)
above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical information included in the Registration Statement or the Prospectus).

          (b) UBS Warburg shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement and the time of purchase and addressed to UBS Warburg in the forms heretofore approved by UBS
     Warburg.

          (c) UBS Warburg shall have received at the time of purchase, the favorable opinion of Clifford Chance US LLP, counsel for UBS Warburg, dated the time of purchase, as to the matters referred to in subparagraphs (iv),
     (v), (vi), (viii)(A), (ix) and the last subparagraph of Section 6(a).

          (d) UBS Warburg shall have received at the time of purchase, the favorable opinion of Seward & Kissel, counsel for the Trustee, addressed to
     UBS Warburg, and dated the time of purchase and in form and substance satisfactory to Clifford Chance US LLP, counsel for UBS Warburg, stating that [the Trust has been duly organized and is validly existing as a trust in good standing under the laws of the State of New York, with full trust power and authority to conduct its business as described in the
     Registration Statement and the Prospectus, to issue and deliver the Shares as contemplated herein and to execute and deliver this Agreement.]

          (e) No Prospectus or amendment or supplement to the Registration
     Statement or the Prospectus shall have been filed to which UBS Warburg objects in writing.

          (f) The Registration Statement shall become effective not later than
     [ ] New York City time, on [the first business day following the date of this Agreement]

                                      -11-

          (g) Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the
     Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (h) Between the time of execution of this Agreement and the time of purchase, no material adverse change or any development involving a prospective material adverse change in the management or financial condition of the Sponsor shall occur or become known.

          (i) the Sponsor will, at the time of purchase, deliver to UBS Warburg a certificate of [the Chief Executive Officer and its Chief Financial
     Officer] in the form attached as Exhibit A hereto.

          (j) The Sponsor and the Trust shall have furnished to UBS Warburg such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase, as UBS Warburg may reasonably request.

          (k) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase.

     7. Effective Date of Agreement; Termination. This Agreement shall become effective when UBS Warburg shall have received notification of the effectiveness of the Registration Statement.

         The obligations of UBS Warburg hereunder shall be subject to termination in the absolute discretion of UBS Warburg, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change affecting the Sponsor or the Trust which would, in UBS
Warburg's judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE, the American
Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Trust's securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS Warburg's judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

                                      -12-

         If UBS Warburg elects to terminate this Agreement as provided in this
Section 6, the Sponsor shall be notified promptly in writing.

         If the sale to UBS Warburg of the Shares, as contemplated by this
Agreement, is not carried out by UBS Warburg for any reason permitted under this
Agreement or if such sale is not carried out because the Sponsor shall be unable to comply with any of the terms of this Agreement, the Sponsor and the Trust shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m) and 7 hereof), and UBS Warburg shall be under no obligation or liability to the Sponsor or the Trust under this
Agreement (except to the extent provided in Section 7 hereof) or to one another hereunder.

     8. Indemnity and Contribution.

          (a) The Sponsor agrees to indemnify, defend and hold harmless UBS
     Warburg, its partners, directors and officers, and any person who controls it within the meaning of Section 15 of the Act or Section 20 of the
     Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim
     (including the reasonable cost of investigation) which UBS Warburg or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Trust) or in a Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Preliminary
     Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Sponsor), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such
     Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning UBS Warburg furnished in writing by or on behalf of UBS Warburg to the Sponsor expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration
     Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Sponsor in Section 3 hereof or the failure by the Sponsor to perform when and as required any agreement or covenant contained herein, [(iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Sponsor or based upon written information furnished by or on behalf of the Sponsor or the Trust including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares,] or (iv) circumstances surrounding the third party allegations relating to patent and contract disputes as described in the section of the Prospectus and the Registration
     Statement entitled "Risk Factors;" provided, however, that the indemnity agreement contained in this subsection (a) with respect to any Preliminary
     Prospectus or amended Preliminary Prospectus shall not inure to the benefit of UBS Warburg (or to the benefit of any person controlling UBS Warburg)
     from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such
     Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unles the failure is the result of noncompliance by the Sponsor with paragraph (b) of Section 4 hereof.

          If any action, suit or proceeding (each, a "Proceeding") is brought against UBS Warburg or any such person in respect of which indemnity may be sought against the Sponsor or the Trust pursuant to the foregoing paragraph, UBS Warburg or such person shall promptly notify the Sponsor in writing of the institution of such Proceeding and the Sponsor shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided,

                                      -13-

     however, that the omission to so notify the Sponsor shall not relieve the
     Sponsor from any liability which the Sponsor may have to UBS Warburg or any such person except to the extent that the Sponsor has been materially prejudiced by such failure and has not otherwise learned of such
     Proceeding. UBS Warburg or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of UBS Warburg or of such person unless the employment of such counsel shall have been authorized in writing by the
     Sponsor in connection with the defense of such Proceeding or the Sponsor shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such
     Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the
     Sponsor or the Trust (in which case the Sponsor or the Trust shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Sponsor or the Trust and paid as incurred
     (it being understood, however, that the Sponsor and the Trust shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Sponsor shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Sponsor or the Trust, the Sponsor and the Trust agree to indemnify and hold harmless UBS Warburg and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (b) UBS Warburg agrees to indemnify, defend and hold harmless each of the Sponsor, its directors and officers, and any person who controls the
     Sponsor or the Trust within the meaning of Section 15 of the Act or Section
     20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Sponsor, the Trust or any such person may incur under the
     Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of UBS Warburg to the Sponsor or the Trust expressly for use in the
     Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Sponsor or the Trust) or in a
     Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

                                      -14-

         If any Proceeding is brought against the Sponsor or the Trust or any such person in respect of which indemnity may be sought against UBS Warburg pursuant to the foregoing paragraph, the Sponsor, the Trust or such person shall promptly notify UBS Warburg in writing of the institution of such Proceeding and
UBS Warburg shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify UBS Warburg shall not relieve UBS Warburg from any liability which UBS
Warburg may have to the Sponsor, the Trust or any such person or otherwise. The
Sponsor, the Trust or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Sponsor, the Trust or such person unless the employment of such counsel shall have been authorized in writing by UBS Warburg in connection with the defense of such Proceeding or UBS Warburg shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to UBS
Warburg (in which case UBS Warburg shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but
UBS Warburg may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of UBS Warburg), in any of which events such fees and expenses shall be borne by UBS Warburg and paid as incurred (it being understood, however, that UBS Warburg shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such
Proceeding). UBS Warburg shall not be liable for any settlement of any such
Proceeding effected without the written consent of UBS Warburg but if settled with the written consent of UBS Warburg, UBS Warburg agrees to indemnify and hold harmless the Sponsor, the Trust and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any
Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

          (c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this
     Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and the Trust on the one hand and UBS Warburg on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i)
     above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause

     (i) above but also the relative fault of the Sponsor and the Trust on the one hand and of UBS

                                      -15-

     Warburg on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. [The relative benefits received by the Sponsor and the Trust on the one hand and UBS Warburg on the other shall be deemed to be in the same respective proportions as the total [proceeds] from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Sponsor and the
     Trust and the total underwriting discounts and commissions received by UBS
     Warburg, bear to the aggregate public offering price of the Shares]. The relative fault of the Sponsor and the Trust on the one hand and of UBS
     Warburg on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Sponsor and the Trust or by UBS Warburg and the parties'
     relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

          (d) The Sponsor and UBS Warburg agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c)
     above. Notwithstanding the provisions of this Section 7, UBS Warburg shall not be required to contribute any amount [in excess of the amount by which the total price at which the Shares created by UBS Warburg and distributed to the public were offered to the public] exceeds the amount of any damage which UBS Warburg has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The indemnity and contribution agreements contained in this
     Section 7 and the covenants, warranties and representations of the Sponsor contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of UBS Warburg, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls UBS Warburg within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by
     or on behalf of each of the Sponsor, its directors or officers or any person who controls the Sponsor or the Trust within the meaning of Section
     15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.
     The Sponsor and the Trust and UBS Warburg agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Sponsor and the Trust, against any of the Sponsor's or the Trust's officers or directors in connection with the issuance and sale of the
     Shares, or in connection with the Registration Statement or the Prospectus.

     9. Information Furnished by UBS Warburg. The statements set forth [in the last paragraph on the cover page of the Prospectus and the statements set forth]
in the [_____ and _____] paragraphs under the caption ["Plan of Distribution"]
in the Prospectus constitute the only information furnished by or on behalf of
UBS Warburg as such information is referred to in Sections 3 and 8 hereof.

     10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to UBS
Warburg, shall be sufficient in all respects if delivered or sent to UBS Warburg
LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:

                                      -16-

Syndicate Department and, if to the Sponsor or the Trust, shall be sufficient in all respects if delivered or sent to the Sponsor at the offices of the Sponsor at World Gold Trust Services, LLC, 444 Madison Avenue, 3rd Floor, New York, NY
10022, Attention: J. Stuart Thomas, Managing Director.

     11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The
Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     12. Submission to Jurisdiction. The Sponsor irrevocably agrees that any
Claim may be instituted in the courts of the State of New York located in the
City and County of New York or in the United States District Court for the
Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Sponsor consents to the jurisdiction of such courts and personal service with respect thereto. Each of UBS Warburg and the
Sponsor waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Sponsor agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Sponsor and may be enforced in any other courts to the jurisdiction of which the Sponsor is or may be subject, by suit upon such judgment.

     13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of UBS Warburg and the Sponsor and to the extent provided in Section 8 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, permitted assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from UBS Warburg) shall acquire or have any right under or by virtue of this Agreement.

     14. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     15. Successors and Assigns. This Agreement may be assigned only with the written consent of the parties hereunder and shall be binding upon UBS Warburg and the Sponsor and the Trust and their successors and permitted assigns and any successor or assign of any substantial portion of the Sponsor's and the Trust's and any of UBS Warburg's respective businesses and/or assets.

     16. Miscellaneous. UBS Warburg, an indirect, wholly owned subsidiary of UBS
AG, is not a bank and is separate from any affiliated bank, including any U.S.
branch or agency of UBS AG. Because UBS Warburg is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not
guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

                                      -17-

     If the foregoing correctly sets forth the understanding between the Sponsor and UBS Warburg, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Sponsor and UBS Warburg.

                                  Very truly yours,

                                  WORLD GOLD TRUST SERVICES, LLC

                                  By:
                                     -------------------------------------
                                     Title:

                                      -18-

Accepted and agreed to as of the
date first above written, on
behalf of itself

UBS WARBURG LLC

By:  __________________________
       Title:

By:  __________________________
      Title:

                                      -19-

                                    EXHIBIT A

                              Officers' Certificate

     1. I have reviewed the Registration Statement and the Prospectus.

     2. The representations and warranties of the Sponsor and the Trust as set forth in this Agreement are true and correct as of the date hereof and as of the time of purchase.

     3. Each of the Sponsor and the Trust has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase.

     4. The conditions set forth in paragraphs (g) and (h) of Section 6 of this
Agreement have been met.

     5. The financial statements and other financial information included in the
Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the
Trust as of, and for, the periods presented in the Registration Statement.